Exhibit 4.3
                                 TRUST AGREEMENT


                                     between


                             TMS AUTO HOLDINGS, INC.


                                       and


                            BANKERS TRUST (DELAWARE)
                                  Owner Trustee


                           Dated as of August 31, 1997

                                TABLE OF CONTENTS

                                                                        PAGE


ARTICLE I.................................................................. 1

Definitions................................................................ 1

   SECTION 1.1.  Capitalized Terms......................................... 1
   SECTION 1.2.  Other Definitional Provisions............................. 4

ARTICLE II................................................................. 6
Organization............................................................... 6

   SECTION 2.1.   Name..................................................... 6
   SECTION 2.2.   Office................................................... 6
   SECTION 2.3.   Purposes and Powers...................................... 6
   SECTION 2.4.   Appointment of Owner Trustee............................. 7
   SECTION 2.5.   Initial Capital Contribution of Trust Estate............. 7
   SECTION 2.6.   Declaration of Trust..................................... 7
   SECTION 2.7.   Transfer of Interest to the Holder  of the GP
                  Interest; Liability of  the Holder of the GP Interest.... 8
   SECTION 2.8.   Title to Trust Property.................................. 8
   SECTION 2.9.   Situs of Trust........................................... 9
   SECTION 2.10.  Representations and Warranties of the Depositor.......... 9
   SECTION 2.11.  Covenants of the GP Interest.............................11
   SECTION 2.12.  Covenants of the Certificateholders......................12
   SECTION 2.13.  Voting Interest..........................................13
   SECTION 2.14.  Federal Income Tax Allocations...........................15

ARTICLE III................................................................15
Trust Certificates and Transfer of Interests...............................15

   SECTION 3.1.   Initial Ownership........................................15
   SECTION 3.2.   The Trust Certificates...................................15
   SECTION 3.3.   Authentication of Trust Certificates.....................15
   SECTION 3.4.   Registration of Transfer and  Exchange of Trust
                  Certificates.............................................16
   SECTION 3.5.   Mutilated, Destroyed, Lost or  Stolen Trust
                  Certificates.............................................17
   SECTION 3.6.   Persons Deemed Certificateholders........................18
   SECTION 3.7.   Access to List of  Certificateholders' Names and
                  Addresses................................................19
   SECTION 3.9.   Appointment of Certificate Paying Agent..................19
   SECTION 3.10.  Trust Certificate Transfer Restrictions..................20
   SECTION 3.11.  Disposition by the Holder of the GP Interest.............22
   SECTION 3.12.  Reserved.................................................22
   SECTION 3.13.  Reserved.................................................22
   SECTION 3.14.  [Reserved]...............................................22
   SECTION 3.15.  [Reserved]...............................................22

ARTICLE IV.................................................................22
Actions by Owner Trustee...................................................22

   SECTION 4.1.   Prior Notice to Certificateholders with Respect
                  to Certain Matters.......................................22
   SECTION 4.2.   Action by Holder of the Voting  Interest with Respect
                  to Certain Matters.......................................24
   SECTION 4.3.   Action by Holder of the Voting Interest with Respect
                  to Bankruptcy............................................24
   SECTION 4.4.   Restrictions on the Holder of the Voting Interest's
                  Power....................................................24
   SECTION 4.5.   Control by Holder of the Voting Interest.................25
   SECTION 4.6.   Rights of Security Insurer...............................26

ARTICLE V..................................................................26
Application of Trust Funds:................................................26

   SECTION 5.1.   Establishment of Certificate  Distribution Account.......26
   SECTION 5.2.   Application of Funds in Certificate Distribution
                  Account..................................................27
   SECTION 5.3.   [Reserved]...............................................28
   SECTION 5.4.   Method of Payment........................................28
   SECTION 5.5.   No Segregation of Monies; No Interest....................28
   SECTION 5.6. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and
                  Others...................................................28
   SECTION 5.7.   Signature on Returns; Tax Matters Partner................29

ARTICLE VI.................................................................29
Authority and Duties of Owner Trustee......................................29

   SECTION 6.1.   General Authority........................................29
   SECTION 6.2.   General Duties...........................................30
   SECTION 6.3.   Action upon Instruction..................................30
   SECTION 6.4.   No Duties Except as Specified in this Agreement or
                  in Instructions..........................................31
   SECTION 6.5.   No Action Except under Specified Documents or
                  Instructions.............................................32
   SECTION 6.6.   Restrictions.............................................32
   SECTION 6.7.   Notice of Default Under Indenture........................32

ARTICLE VII................................................................32
Concerning the Owner Trustee...............................................32

   SECTION 7.1.   Acceptance of Trusts and Duties..........................32
   SECTION 7.2.   Furnishing of Documents..................................34
   SECTION 7.3.   Representations and Warranties...........................34
   SECTION 7.4.   Reliance; Advice of Counsel..............................35
   SECTION 7.5.   Not Acting in Individual Capacity........................36
   SECTION 7.6.   Owner Trustee Not Liable for Trust Certificates or
                  Receivables..............................................36
   SECTION 7.7.   Owner Trustee May Own Trust Certificates and Notes.......37
   SECTION 7.8.   Payments from Owner Trust Estate.........................37
   SECTION 7.9.   Doing Business in Other  Jurisdictions...................37

ARTICLE VIII...............................................................37
Compensation of Owner Trustee..............................................37

   SECTION 8.1.   Owner Trustee's Fees and Expenses........................38
   SECTION 8.2.   Indemnification..........................................38
   SECTION 8.3.   Payments to the Owner Trustee............................39
   SECTION 8.4.   Non-recourse Obligations.................................39

ARTICLE IX.................................................................39
Termination of Trust Agreement.............................................39

   SECTION 9.1.   Termination of Trust Agreement...........................39
   SECTION 9.2.   Dissolution upon Bankruptcy of the Holder of the
                  GP Interest..............................................41

ARTICLE X..................................................................41
Successor Owner Trustees and Additional Owner Trustees.....................42

   SECTION 10.1.  Eligibility Requirements for Owner Trustee...............42
   SECTION 10.2.  Resignation or Removal of Owner Trustee..................42
   SECTION 10.3.  Successor Owner Trustee..................................43
   SECTION 10.4.  Merger or Consolidation of Owner Trustee.................44
   SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee............44

ARTICLE XI.................................................................46
Miscellaneous..............................................................46

   SECTION 11.1   Supplements and Amendments...............................46
   SECTION 11.2.  No Legal Title to Owner Trust Estate in
                  Certificateholders.......................................47
   SECTION 11.3.  Limitations on Rights of Others..........................48
   SECTION 11.4.  Notices..................................................48
   SECTION 11.5.  Severability.............................................48
   SECTION 11.6.  Separate Counterparts....................................49
   SECTION 11.7.  Successors and Assigns...................................49
   SECTION 11.8.  [Reserved]...............................................49
   SECTION 11.9.  No Petition..............................................49
   SECTION 11.10. No Recourse..............................................49
   SECTION 11.11. Headings.................................................50
   SECTION 11.12. GOVERNING LAW............................................50
   SECTION 11.13. [Reserved]...............................................50
   SECTION 11.14. Servicer.................................................50

                                    EXHIBITS

Exhibit A    Form of Trust Certificate
Exhibit B    Form of Certificate of Trust
Exhibit C    Investment Letter

                                       TRUST AGREEMENT dated as of August 31,
                               1997 between TMS AUTO HOLDINGS, INC., a
                               Delaware corporation, and Bankers Trust
                               (Delaware), a Delaware banking corporation as Owner Trustee.


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

     "Basic Documents" shall mean this Agreement, the Sale and Servicing Agreement, the Indenture, the Insurance Agreement, the Indemnification Agreement, the Note Depository Agreement and the other documents and certificates delivered in connection therewith.

     "Benefit Plan" shall have the meaning assigned to such term in Section
3.13.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE ss. 3801 ET SEQ., as the same may be amended from time to time.

     "Certificate" means a Trust Certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A attached hereto.

     "Certificate Distribution Account" shall have the meaning assigned to such term in Section 5.1.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Paying Agent" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 and shall initially be the Bankers Trust Company.

     "Certificateholder" or "Holder" shall mean the Person in whose name a Trust Certificate is registered on the Certificate Register.

     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at E.A. Delle Donne Corporate Center Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, with a copy of all notices and other documents to be also furnished to Bankers Trust Company, 4 Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group, Structured Finance, 16th floor, or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and the Depositor).

     "Demand Note" shall have the meaning assigned to such term in Section 2.10(g).

     "Depositor" shall mean the Seller in its capacity as Depositor hereunder.

     "Expenses" shall have the meaning assigned to such term in Section 8.2.

     "Holder" or "Certificateholder" shall mean the Person in whose name a Trust Certificate is registered on the Certificate Register.

     "Holder of the GP Interest" means TMS Auto Holdings, Inc., a Delaware special purpose corporation and an Affiliate of The Money Store.

     "Holder of the Voting Interest" means First Union Bank of Delaware and any permitted successor, assignee or transferee thereof.

     "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.2.

     "Minimum Net Worth" means at any time of determination, and with respect to the Holder of the GP Interest, net worth equal to $945,000. For the purpose of the determination of Minimum Net Worth: (i) the Demand Note issued to the Holder of the GP Interest shall be valued at par, (ii) assets subject to a lien shall be valued at zero, (iii) Certificates or any other interests in any entity taxable as a partnership for federal income tax purposes shall be valued at zero, (iv) investments shall be valued at their respective purchase prices plus accrued interest, and (v) demand notes of The Money Store Inc. issued as contributions to the Holder of the GP Interest in connection with its status as a general partner of any other partnership formed pursuant to trust agreements substantially similar to this Agreement shall be valued at an amount equal to the excess, if any, of (a) the aggregate current amount of all such demand notes over (b) $945,000.

     "Ownership Percentage" shall mean with respect to any Certificateholder, the proportion (expressed as a percentage) of the ownership interest in the Trust held by such Certificateholder.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement.

     "Owner Trustee" shall mean Bankers Trust (Delaware), a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Record Date" shall mean with respect to any Distribution Date, the last day of the calendar month preceding the Distribution Date.

     "Representative" shall mean The Money Store Inc., a New Jersey corporation, as Representative.

     "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement among the Trust, the Representative, TMS Auto Holdings, Inc., The Money Store Auto Finance Inc. and the Owner Trustee, dated as of August 31, 1997, as the same may be amended and supplemented from time to time.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Security Insurer" shall mean MBIA Insurance Corporation, or its successor in interest.

     "Security Act" means the Securities Act of 1933, as amended.

     "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" shall mean the trust established by this Agreement.

     "Trust Certificate" shall mean a Certificate.

     "Voting Interest" shall have the meaning assigned to such term in Section 2.13.

     SECTION 1.2. OTHER DEFINITIONAL PROVISIONS.

     (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                                   ARTICLE II

                                  ORGANIZATION

     SECTION 2.1. NAME. There is hereby formed a trust to be known as "The Money Store Auto Trust 1997-3", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.2. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders, the Security Insurer and the Depositor.

     SECTION 2.3. PURPOSES AND POWERS. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement, and to sell the Notes;

          (ii) with the proceeds of the sale of the Notes to fund the Pre-Funding Account and the Capitalized Interest Account and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

          (iii) to acquire, receive and accept from time to time the Owner Trust Estate and to assign, grant, transfer, pledge, mortgage and convey the Trust Estate (other than the Certificate Distribution Account) to the Indenture Collateral Agent pursuant to the Indenture for the benefit of the Security Insurer and the Trustee on behalf of the Noteholders, and to hold, manage and distribute to the Certificateholders and the Seller pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (iv) to enter into and perform its obligations under the Basic Documents to which it is a party;

          (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     SECTION 2.4. APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.5. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise.

     SECTION 2.6. DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee shall file the Certificate of Trust with the Secretary of State.

     SECTION 2.7. TRANSFER OF INTEREST TO THE HOLDER OF THE GP INTEREST; LIABILITY OF THE HOLDER OF THE GP INTEREST. (a) TMS Auto Holdings, Inc., as holder of no less than a 1% Ownership Percentage in the Trust (the "GP Interest"), shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Holder of the GP Interest shall also be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Holder of the GP Interest would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Holder of the GP Interest were a general partner; provided, HOWEVER, that the Holder of the GP Interest shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Trust Certificates or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Holder of the GP Interest shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Holder of the GP Interest under this paragraph shall be evidenced by the Trust Certificates described in Section 3.11, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust. At no time shall the Holder of the GP Interest own 100% Ownership Percentage of the Certificates.

     (b) No Holder, other than to the extent set forth in clause (a), shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8. TITLE TO TRUST PROPERTY. (a) Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     (b) The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided Ownership Percentage therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 2.9. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. Payments will be received by the Trust only in Delaware or New York and payments will be made by the Trust only from Delaware or New York. The Trust shall not have any employees in any state other than Delaware; provided however, that nothing herein shall restrict or prohibit the Owner Trustee, in its individual capacity, the Servicer or any agent of the Trust from having employees within or without the State of Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

     SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor makes the following representations and warranties on which the Owner Trustee relies in accepting the Owner Trust Estate in trust and issuing the Certificates and upon which the Security Insurer relies in issuing the Note Policy.

          (a) ORGANIZATION AND GOOD STANDING. The Depositor is duly organized and validly existing as a Delaware corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and is proposed to be conducted pursuant to this Agreement and the Basic Documents.

          (b) DUE QUALIFICATION. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Basic Documents requires such qualification.

          (c) POWER AND AUTHORITY. The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

          (d) NO CONSENT REQUIRED. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Basic Documents, except for such as have been obtained, effected or made.

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to its knowledge threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

          (g) DEMAND NOTE. It has been duly capitalized by the delivery of a demand note (the "Demand Note") from the Representative in the amount of $1,000,000 which Demand Note has not been canceled, waived or terminated. The proceeds of such Demand Note have not been used and will not be used to pay (i) any of the expenses of the Depositor in connection with the transactions contemplated by the Basic Documents or (ii) the purchase price for the Certificates purchased pursuant to Section 2.3. Such Demand Note is enforceable against the Depositor, subject to its terms, and subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the Federal Deposit Insurance Corporation and subject to general principles of equity (whether applied in a proceeding at law or in equity).

     SECTION 2.11. COVENANTS OF THE HOLDER OF THE GP INTEREST. The Holder of the GP Interest agrees and covenants for the benefit of each Owner, the Security Insurer and the Owner Trustee, during the term of this Agreement, and to the fullest extent permitted by applicable law, that:

     (a) it shall not assign, sell, convey, pledge, transfer, reconvey, cancel, forgive, compromise or otherwise dispose of the Demand Note held by it, in whole or in part;

     (b) it shall not sell, assign, transfer, give or encumber, by operation of law or otherwise, in whole or in part, the interest evidenced by its certificates acquired pursuant to Section 3.12 without the consent of the Security Insurer;

     (c) other than pursuant to Section 2.7 or in connection with routine administrative matters, it shall not create, incur or suffer to exist any indebtedness or engage in any business, except, in each case, as permitted by its certificate of incorporation and the Basic Documents;

     (d) it shall not, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of the property of the Trust or cause or permit the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of the Trust or take any action in furtherance of any such action;

     (e) it shall obtain from each counterparty to each Basic Document to which it or the Trust is a party and each other agreement entered into on or after the date hereof to which it or the Trust is a party, an agreement by each such counterparty that prior to the occurrence of the event specified in Section 9.1(e) such counterparty shall not institute against, or join any other Person in instituting against, it or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States;

     (f) it shall not, for any reason, withdraw or attempt to withdraw from this Agreement, dissolve, institute proceedings for it to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of it or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action; and

     (g) it shall not (i) assign, sell, convey, pledge, transfer, reconvey, cancel, forgive, compromise or otherwise dispose of the Demand Note held by it, in whole or in part, or (ii) make any distribution other than to the Trust or unless the aggregate net worth of the Holder of the GP Interest following such distribution shall be at least equal to the Minimum Net Worth unless the Holder of the GP Interest shall deliver to the Owner Trustee, the Trustee and the Security Insurer an Opinion of Counsel to the effect that the failure to maintain such Minimum Net Worth shall not cause the Trust to be an association taxable as a corporation or a publicly traded partnership.

     SECTION 2.12. COVENANTS OF THE CERTIFICATEHOLDERS. Each Certificateholder by becoming holder of a Certificate agrees:

     (a) to be bound by the terms and conditions of the Certificates of which such Owner is the beneficial owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of an Owner as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, the Security Insurer and all other Certificateholders present and future;

     (b) to hereby appoint the Holder of the GP Interest as such Owner's agent and attorney-in-fact to sign any federal income tax information return filed on behalf of the Trust and agree that, if requested by the Trust, it will sign such federal income tax information return in its capacity as holder of an interest in the Trust. Each Owner also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns filed by the Trust;

     (c) if such Owner is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

     (d) until the completion of the events specified in Section 9.1(e), not to, for any reason, institute proceedings for the Trust or the Holder of the GP Interest to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

     SECTION 2.13. VOTING INTEREST. On the Closing Date First Union Bank of Delaware (the "Holder of the Voting Interest") shall acquire a 100% voting interest in the Trust (the "Voting Interest").and shall be deemed to have agreed to be bound by the terms and conditions set forth herein concerning the Voting Interest. Except as provided herein, the Holder of the Voting Interest shall have the sole power and authority to approve or disapprove actions requiring the approval or disapproval of Certificateholders in any of the Basic Documents. Except as otherwise provided herein, any action requiring the consent approval or vote of the Certificateholders under any of the Basic Documents shall be taken only upon the written consent, approval or vote of the Holder of the Voting Interest. In exercising such power and authority to give or withhold such consent, approval or vote, the Holder of the Voting Interest shall act only in accordance with and upon receipt of written instructions delivered to it by the Trustee (on which the Holder of the Voting Interest shall be fully protected in relying). The Holder of the Voting Interest shall have no obligation other than to exercise such power and authority in accordance with such written instructions; provided, however, that no action may be taken that would increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Loans or distributions required to be made for the benefit of Certificateholders, or would adversely affect the Federal or state tax consequences to the Certificateholders, without the consent of all Certificateholders affected thereby. Notwithstanding any provision herein or in any other document to the contrary, the Holder of the Voting Interest shall not have any personal liability for any liability or obligation of the Trust, any action taken or omitted pursuant to any written instructions of the Trustee, or otherwise relating to the Trust or its serving as the Holder of the Voting Interest. The Holder of the Voting Interest may not sell, transfer, assign, pledge or otherwise convey, directly or indirectly, all or any part of the Voting Interest without the prior written consent of the Holder of the GP Interest and the Security Insurer. The Holder of the Voting Interest shall have no right to receive any amounts hereunder or under any other Basic Document or any other economic rights as a beneficial owner of the Trust and, except as otherwise expressly set forth herein, the Voting Interest shall not be deemed a Certificateholder and the Holder of the Voting Interest shall not be deemed a Certificateholder (except as to benefits afforded Certificateholders). In no event shall the Owner Trustee owe any fiduciary duties to the Holder of the Voting Interest, nor shall the Owner Trustee be liable to the Certificateholders for any action or omission taken or omitted to be taken at the direction of the Holder of the Voting Interest. For purposes of the Business Trust Statute, the Voting Interest shall be deemed a separate class of beneficial ownership interest in the Trust from all other beneficial ownership interests in the Trust, and the Holder of the Voting Interest, as such, shall be deemed a separate class of beneficial owner of the Trust from all other beneficial owners of the Trust. The Voting Interest shall not be represented by a certificate.

     SECTION 2.14. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated pro rata to the Certificateholders based on their Ownership Percentage. The Holder of the GP Interest is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Holder of the GP Interest, the Certificateholders, or as otherwise required by the Code.


                                   ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

     SECTION 3.1. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficiary of the Trust.

     SECTION 3.2. THE TRUST CERTIFICATES. The Trust Certificates shall be issued in denominations corresponding to an Ownership Percentage of 1%. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee, and the Owner Trustee shall have the power and authority and it is hereby authorized and empowered, in the name and on behalf of the Trust to authorize, execute, issue and deliver Trust Certificates, the GP Interest and the Voting Interest. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates. A transferee of a Trust Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Trust Certificate in such transferee's name pursuant to
Section 3.4.

     SECTION 3.3. AUTHENTICATION OF TRUST CERTIFICATES. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee in the name and on behalf of the Trust shall cause, and shall have power and authority and is hereby authorized and empowered to cause, the GP Interest (which shall include a 1% Ownership Percentage) to be authenticated and issued to, and registered on the Certificate Register in the name of, the Holder of the GP Interest and the balance of the Trust Certificates to be executed and signed by an Authorized Officer and authenticated, issued and delivered to and in the names of the following: (i) 98% of the Ownership Percentage to TMS Auto Holdings, Inc. and (ii) 1% of the Ownership Percentage to The Money Store Inc. The Owner Trustee shall cause and shall have the power and authority and is hereby authorized and empowered to cause the uncertificated Voting Interest to be issued to, and registered on the Certificate Register in the name of, the Holder of the Voting Interest. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or Bankers Trust Company as the Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication.

     SECTION 3.4. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. Bankers Trust Company shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.8, and upon satisfaction of the conditions set forth below, the Owner Trustee shall execute, authenticate and deliver (or shall cause Bankers Trust Company as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates of a like Ownership Percentage dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Trust Certificates may be exchanged for other Trust Certificates of a like Ownership Percentage aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

     Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by (i) in the case of a transfer of a Certificate, an executed Investment Letter referred to in Section 3.10 or an opinion of consent (furnished at the cost of the transferee or transferor) satisfactory to the Owner Trustee to the effect that the transfer of such Certificate is exempt from the registration requirements of the Securities Act and would not result in adverse tax consequences to the Trust, the Noteholders or the Certificateholders and (ii) a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Owner Trustee or the Certificate Registrar may but shall not be obligated to require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

     SECTION 3.5. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If
(a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate and (b) there shall be delivered to the Certificate Registrar, the Owner Trustee and (unless an Insurer Default shall have occurred and be continuing) the Security Insurer, such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or Bankers Trust Company, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like class, tenor and Ownership Percentage. In connection with the issuance of any new Trust Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of an Ownership Percentage in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

     SECTION 3.6. PERSONS DEEMED CERTIFICATEHOLDERS. Every person by virtue of becoming a Certificateholder in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and the Security Insurer and any agent of the Owner Trustee, the Certificate Registrar and the Security Insurer, may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the Owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or the Security Insurer nor any agent of the Owner Trustee, the Certificate Registrar or the Security Insurer shall be bound by any notice to the contrary.

     SECTION 3.7. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer, the Depositor or (unless an Insurer Default shall have occurred and be continuing) the Security Insurer, the Representative and the Holder of the GP Interest, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer, the Representative or the Holder of the GP Interest in writing, a list, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Trust Certificates or one or more Holders of Trust Certificates evidencing not less than 25% of the Ownership Percentage apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Servicer the Owner Trustee or the Security Insurer or any agent thereof or the Representative accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Trust Certificates and the Basic Documents may be served. The Owner Trustee initially designates Bankers Trust Company, 4 Albany Street, New York, New York 10006, as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Certificateholders and (unless an Insurer Default shall have occurred and be continuing) the Security Insurer of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.9. APPOINTMENT OF CERTIFICATE PAYING Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be Bankers Trust Company, and any co- Certificate Paying Agent chosen by the Owner Trustee, and acceptable to the Servicer and the Security Insurer. The Certificate Paying Agent shall be permitted to resign upon 30 days' written notice to the Owner Trustee and the Servicer. In the event that the Owner Trustee shall no longer be the Certificate Paying Agent, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee and (unless an Insurer Default shall have occurred and be continuing) the Security Insurer an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders (and the Security Insurer) entitled thereto until such sums shall be paid to such Certificateholders or the Security Insurer. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Certificate Paying Agent, for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other Certificate Paying Agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10 TRUST CERTIFICATE TRANSFER RESTRICTIONS. (a) Except for the initial issuance of Trust Certificates to TMS Auto Holdings, Inc. and The Money Store Inc., the Trust Certificates may not be offered or sold except to institutional "accredited investors" (as defined in Rule 501(a)(1)-(3) under the Securities Act who are United States persons (as defined in Section 7701(a)(30) of the Code) in reliance on an exemption from the registration requirements of the Securities Act. No offer, sale, transfer or other disposition (including pledge) of Trust Certificates shall be made to any Person unless such Person executes and delivers to the Owner Trustee and the Holder of the GP Interest an Investment Letter substantially in the form set forth as Exhibit C hereto.

     (b) No offer, sale, transfer or other disposition (including pledge) of the Trust Certificates shall be effective to any Person to which is, or is purchasing for, or on behalf of, (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

     (c) Each Certificateholder must be a United States person as defined in
Section 7701(a)(30) of the Code.

     (d) Each Trust Certificate will bear a legend substantially to the following effect.

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO (A) HAS FURNISHED TO THE OWNER TRUSTEE AND HOLDER OF THE GP INTEREST AN INVESTMENT LETTER IN THE FORM REQUIRED BY THE TRUST AGREEMENT TO THE EFFECT THAT SUCH PURCHASER IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

     SECTION 3.11. DISPOSITION BY THE HOLDER OF THE GP INTEREST. On and after the Closing Date the Holder of the GP Interest shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Ownership Percentage. Any attempted transfer of any Trust Certificate that would reduce such interest of the Holder of the GP Interest below 1% of the Ownership Percentage shall be void. The Trust shall cause the Trust Certificate representing the 1% GP Interest issued to the Holder of the GP Interest to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

     SECTION 3.12. [RESERVED]

     SECTION 3.13. [RESERVED]

     SECTION 3.14. [Reserved]

     SECTION 3.15. [Reserved]


                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

     SECTION 4.1. PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, the Security Insurer and the Holder of the Voting Interest in writing of the proposed action and neither the Holder of the Voting Interest nor the Security Insurer shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that it has withheld consent or provided alternative direction:

          (a) the initiation of any material claim or lawsuit by the Trust except claims or lawsuits brought in connection with the collection of the Loans and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Loans);

          (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute the interests of the Certificateholders);

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders; or

          (e) the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders;

          (f) the consent to the calling, or waiver of any default of any Basic Document;

          (g) the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document;

          (h) except as provided in this Agreement dissolve, terminate or liquidate the Trust in whole or in part;

          (i) merge or consolidate the Trust with or into any other entity, or convey or transfer all or substantially all of the Trust's assets to any other entity;

          (j) cause the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement or the other Basic Documents;

          (k) perform any act that conflicts with any other Basic Document;

          (l) perform any act which would make it impossible to carry on the ordinary business of the Trust as described in this Agreement;

          (m) confess a judgment against the Trust;

          (n) cause the Trust to lend any funds to any entity; or

          (o) change the Trust's purpose and powers from those enumerated in this Agreement.

The Owner Trustee shall notify the Certificateholders and the Security Insurer in writing of any appointment of a successor Note Registrar, Certificate Paying Agent or Certificate Registrar within five Business Days thereof.

     SECTION 4.2. ACTION BY HOLDER OF THE VOTING INTEREST WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the Security Insurer in accordance with the Basic Documents and the Holder of the Voting Interest, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.1 thereof or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders or the Security Insurer, as the case may be, and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholders.

     SECTION 4.3. ACTION BY HOLDER OF THE VOTING INTEREST WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to, and shall not, commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written consent of the Security Insurer (unless an Insurer Default shall have occurred and be continuing) and the approval of the Holder of the Voting Interest and the delivery to the Owner Trustee by the Holder of the Voting Interest of a certificate certifying that it reasonably believes that the Trust is insolvent.

     SECTION 4.4. RESTRICTIONS ON THE HOLDER OF THE VOTING INTEREST'S POWER. (a) The Holder of the Voting Interest shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to determine if the Holder of the Voting Interest's direction violates this Section 4.4 or to follow any such direction, if given. Further the Holder of the Voting Interest shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would increase or reduce in any manner the amount of, or accelerate or delay the timing of collections of payments on the Receivables or distributions required to be made for the benefit of Certificateholders, or would adversely affect the Federal or state tax consequences to the Certificateholders, without the consent of all Certificateholders affected thereby.

     (b) The Holder of the Voting Interest shall not have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any Basic Document, unless the Holder of the Voting Interest is the Instructing Party pursuant to Section 6.3 and unless the Holder of the Voting Interest previously shall have given to the Owner Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, or unless Certificateholders evidencing not less than 25% of the Ownership Percentage shall have made written request upon the Owner Trustee to institute such action, suit or proceeding in its own name as Owner Trustee under this Agreement and shall have offered to the Owner Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Owner Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding, and during such 30-day period no request or waiver inconsistent with such written request has been given to the Owner Trustee pursuant to and in compliance with this Section or Section 6.3; it being understood and intended, and being expressly covenanted by the Holder of the Voting Interest and each Certificateholder with every other Certificateholder, the Holder of the Voting Interest and the Owner Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 4.4, each and every Certificateholder, the Holder of the Voting Interest and the Owner Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 4.5. CONTROL BY HOLDER OF THE VOTING INTEREST. Except as otherwise specifically provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holder of the Voting Interest. Except as otherwise specifically provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Ownership Percentage at the time of the delivery of such notice.

     SECTION 4.6. RIGHTS OF SECURITY INSURER. Notwithstanding anything to the contrary in the Basic Documents, without the prior written consent of the Security Insurer (so long as no Insurer Default shall have occurred and be continuing), the Owner Trustee shall not (i) remove the Servicer, (ii) initiate any claim, suit or proceeding by the Trust or compromise any claim, suit or proceeding brought by or against the Trust, other than with respect to the enforcement of any Receivable or any rights of the Trust thereunder, (iii) authorize the merger or consolidation of the Trust with or into any other business trust or other entity (other than in accordance with Section 3.10 of the Indenture) or (iv) amend the Certificate of Trust.


                                    ARTICLE V

                           APPLICATION OF TRUST FUNDS:
                                 CERTAIN DUTIES

     SECTION 5.1. ESTABLISHMENT OF CERTIFICATE DISTRIBUTION ACCOUNT. (a) The Owner Trustee, for the benefit of the Certificateholders and the Security Insurer, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders and the Security Insurer.

     (b) The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee shall within five Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and, so long as no Insurer Default shall have occurred and be continuing, the Security Insurer may consent) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

     (c) All amounts held in the Certificate Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, by the Owner Trustee at the Servicer's written direction, in Eligible Investments that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Investments in Eligible Investments shall be made in the name of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Subject to the other provisions hereof, the Owner Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Owner Trustee. All Investment Earnings on funds in the Certificate Distribution Account shall be distributed on the next Distribution Date pursuant to Section 5.6 of the Sale and Servicing Agreement.

     SECTION 5.2. APPLICATION OF FUNDS IN CERTIFICATE DISTRIBUTION ACCOUNT. (a) On each Distribution Date, the Owner Trustee will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 4.9 of the Sale and Servicing Agreement, distribute pro rata to Certificateholders based on Ownership Percentage, to the extent of the funds available, amounts deposited in the Certificate Distribution Account pursuant to Sections 5.6(b) of the Sale and Servicing Agreement on such Distribution Date.

     (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.8 of the Sale and Servicing Agreement on such Distribution Date.

     (c) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Certificateholder), the Owner Trustee may in it sole discretion withhold such amounts in accordance with this clause (c). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred. The Servicer shall facilitate compliance with this Section 5.2(c) by performance of its duties under the Sale and Servicing Agreement.

     SECTION 5.3. [Reserved]

     SECTION 5.4. METHOD OF PAYMENT. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Trust Certificates in the aggregate evidence a denomination of not less than 20% or (ii) such Certificateholder is the Holder of the GP Interest, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register, Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Trust Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

     SECTION 5.5. NO SEGREGATION OF MONIES; NO INTEREST. Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION 5.6. ACCOUNTING AND REPORTS TO THE NOTE HOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. Subject to Sections 10.1(b)(iii) and 10.1(c) of the Sale and Servicing Agreement, the Holder of the GP Interest shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal and state income tax returns, (c) file or cause to be filed such tax returns relating to the Trust (including a partnership information return, Form 1065), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall make all elections pursuant to this Section as directed by the Holder of the GP Interest. The Owner Trustee shall sign all tax information returns furnished to it by the Holder of the GP Interest filed pursuant to this
Section 5.6 and any other returns as may be required by law and so furnished to it by the Holder of the GP Interest, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Holder of the GP Interest. The Owner Trustee shall cause the Trust to elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables.

     SECTION 5.7. SIGNATURE ON RETURNS; TAX MATTERS PARTNER. (a) Notwithstanding the provisions of Section 5.6, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust furnished to it in execution form by the Holder of the GP Interest, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Holder of the GP Interest.

     (b) The Holder of the GP Interest shall be the "tax matters partner" of the Trust pursuant to the Code.


                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

     SECTION 6.1. GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is named as a party and each certificate or other document presented in connection therewith attached as an exhibit to or contemplated by the Basic Documents to which the Trust is named as a party and any amendment thereto, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of the Trust, to direct the Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $31,750,000, Class A-2 Notes in the aggregate principal amount of $64,550,000 and Class A-3 Notes in the aggregate principal amount of $38,700,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Instructing Party recommends with respect to the Basic Documents so long as such activities are consistent with the terms of the Basic Documents.

     SECTION 6.2. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Sale and Servicing Agreement and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement or the Holder of the GP Interest has agreed hereunder or thereunder to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer or the Holder of the GP Interest to carry out its obligations hereunder or thereunder.

     SECTION 6.3. ACTION UPON INSTRUCTION. (a) Subject to Article IV, the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Holder of the Voting Interest (if an Insurer Default shall have occurred and be continuing) (the "Instructing Party") shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Holder of the Voting Interest pursuant to Article IV.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Instructing Party received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders and the Security Insurer, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Instructing Party requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders and the Security Insurer, and shall have no liability to any Person for such action or inaction.

     SECTION 6.4. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee (solely in its individual capacity) and that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION 6.5. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

     SECTION 6.6. RESTRICTIONS. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or
(b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

     SECTION 6.7. NOTICE OF DEFAULT UNDER INDENTURE. Within 10 business days of receipt of a notice of Default under the Indenture, the Owner Trustee shall provide notice to each Certificateholder by letter.


                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

     SECTION 7.1. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee in its individual capacity also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee in its individual capacity shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee, in its individual capacity, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section
6.4 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                     (a) the Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of the Owner Trustee;

                     (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer, the Holder of the GP Interest, the Holder of the Voting Interest or any Certificateholder;

                     (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                     (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                     (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to the Security Insurer, Trustee, Indenture Collateral Agent, the Collateral Agent, any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

                     (f) the Owner Trustee shall not be liable for the default or misconduct of the Security Insurer, the Trustee, the Servicer or the Holder of the GP Interest or the Holder of the Voting Interest under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to insure compliance by the Servicer or the Holder of the GP Interest or the Holder of the Voting Interest with any agreement to which it is a party or to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement or the Holder of the GP Interest under the Agreement; and

                     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders or the Holder of the Voting Interest, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

     SECTION 7.2. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION 7.3. REPRESENTATIONS AND WARRANTIES. The Owner Trustee in its individual capacity hereby represents and warrants to the Depositor, the Security Insurer, the Representative, and for the benefit of the Certificateholders, that:

                     (a) It is a Delaware banking corporation, duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                     (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                     (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.4. RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document herein.

     SECTION 7.5. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided herein or in any other Basic Document, in accepting the trusts hereby created Bankers Trust (Delaware) acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.6. OWNER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR RECEIVABLES. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Trust Certificates (other than the signature and countersignature of the Owner Trustee on the Trust Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.7. OWNER TRUSTEE MAY OWN TRUST CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

     SECTION 7.8. PAYMENTS FROM OWNER TRUST ESTATE. All payments to be made by the Owner Trustee under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party shall be made only from the income and proceeds of the Owner Trust Estate and only to the extent that the Owner Trust shall have received income or proceeds from the Owner Trust Estate to make such payments in accordance with the terms hereof. Bankers Trust (Delaware), or any successor thereto, in its individual capacity, shall not be liable for any amounts payable under this Agreement or any of the Basic Documents to which the Trust or the Owner Trustee is a party.

     SECTION 7.9. DOING BUSINESS IN OTHER JURISDICTIONS. Notwithstanding anything contained to the contrary, neither Bankers Trust (Delaware) or any successor thereto, nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will, even after the appointment of a co-trustee or separate trustee in accordance with Section 10.5 hereof, (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of the State of Delaware becoming payable by Bankers Trust (Delaware) (or any successor thereto); or (iii) subject Bankers Trust (Delaware) (or any successor thereto)to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Bankers Trust (Delaware) (or any successor thereto) or the Owner Trustee, as the case may be, contemplated hereby.


                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

     SECTION 8.1. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee and the Holder of the Voting Interest shall receive as compensation for their respective services hereunder such fees as have been separately agreed upon before the date hereof between the Representative and the Owner Trustee or the Holder of the Voting Interest, as applicable, and the Owner Trustee and the Holder of the Voting Interest shall be entitled to be reimbursed by the Holder of the GP Interest for their respective other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee or the Holder of the Voting Interest may employ in connection with the exercise and performance of their respective rights and duties hereunder; PROVIDED, HOWEVER, that the Owner Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees of outside counsel engaged by the Owner Trustee in respect of the performance of its obligations hereunder, but up to a dollar amount not to exceed the amount previously agreed to with the Representative or (ii) relate to the performance of its obligations pursuant to
Section 5.6 hereof.

     SECTION 8.2. INDEMNIFICATION. The Holder of the GP Interest shall be liable as primary obligor for, and shall indemnify the Owner Trustee and the Holder of the Voting Interest and their respective successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee or the Holder of the Voting Interest hereunder, except only that the Holder of the GP Interest shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Holder of the GP Interest which approval shall not be unreasonably withheld.

     SECTION 8.3. PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

     SECTION 8.4. NON-RECOURSE OBLIGATIONS. Notwithstanding anything in this Agreement or any Basic Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Owner Trust Estate only and specifically shall not be recourse to the assets of any Certificateholder.


                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

     SECTION 9.1. TERMINATION OF TRUST AGREEMENT. (a) This Agreement and the Trust shall terminate and be of no further force or effect upon the latest of
(i) the maturity or other liquidation of the last Receivable (including the purchase by the Servicer at its option of the corpus of the Trust as described in Section 9.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Related Documents, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to this Agreement and the payment to the Security Insurer of all amounts payable or reimbursable to it, or (iii) at the time provided in Section 9.2; PROVIDED, HOWEVER, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and provided, further, that the rights to indemnification under Section 8.2 shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee and the Security Insurer of any prospective termination pursuant to this Section
9.1. Except as provided in Section 9.2, the bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Holder of the GP Interest as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in clause (a), neither the Depositor nor the Holder of the GP Interest nor any Certificateholder shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificate holders shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

     In the event that all of the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to the Holder of the GP Interest. Certificateholders shall thereafter look solely to the Holder of the GP Interest as general unsecured creditors.

     (d) Any funds remaining in the Trust after funds for final distribution have been distributed or set aside for distribution shall be distributed by the Owner Trustee to the Holder of the GP Interest.

     (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Business Trust Statute.

     SECTION 9.2. DISSOLUTION UPON BANKRUPTCY OF THE HOLDER OF THE GP INTEREST. In the event that an Insolvency Event shall occur with respect to the Holder of the GP Interest, the Trust shall dissolve and this Agreement shall be terminated in accordance with Section 9.1 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from the Instructing Party to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Holder of the GP Interest (i) the Holder of the GP Interest shall give the Trustee, the Owner Trustee and the Security Insurer written notice of such Insolvency Event, (ii) the Owner Trustee shall, upon the receipt of such written notice from the Holder of the GP Interest, give prompt written notice to the Certificateholders and the Trustee of the occurrence of such event and (iii) the Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Holder of the GP Interest, give prompt written notice to the Noteholders of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this
Section 9.2. Upon a termination pursuant to this Section, the Security Insurer or, if an Insurer Default has occurred and is continuing, the Owner Trustee shall direct the Trustee promptly to sell the assets of the Owner Trust Estate in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement and shall be distributed in accordance with Section 9.1(b) thereof.


                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

     SECTION 10.1. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Business Trust Statute; (ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and (iv) acceptable to the Security Insurer in its sole discretion, so long as an Insurer Default shall not have occurred and be continuing. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

     SECTION 10.2. RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Holder of the GP Interest, the Security Insurer and the Servicer. Upon receiving such notice of resignation, the Holder of the GP Interest shall promptly appoint a successor Owner Trustee acceptable to the Security Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee, provided that the Holder of the GP Interest shall have received written confirmation from each of the Rating Agencies that the proposed appointment will not result in an increased capital charge to the Security Insurer by either of the Rating Agencies. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Security Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer with the consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) or the Security Insurer may remove the Owner Trustee. If the Servicer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee acceptable to the Security Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the Security Insurer and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION 10.3. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Holder of the GP Interest, the Security Insurer, the Servicer, and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Security Insurer, the Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 10.4. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 10.5. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Security Insurer to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee subject, unless an Insurer Default shall have occurred and be continuing, to the approval of the Security Insurer (which approval shall not be unreasonably withheld) alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                     (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                     (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                     (iii) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co- trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer and the Security Insurer.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1 SUPPLEMENTS AND AMENDMENTS. (a) This Agreement may be amended by the Depositor and the Owner Trustee, with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, (i) to cure any ambiguity or defect or (ii) to correct, supplement or modify any provisions in this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder or the Holder of the Voting Interest.

     (b) This Agreement may also be amended from time to time, with the prior written consent of the Security Insurer (so long as an Insurer Default shall not have occurred and be continuing) by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and, to the extent the Certificates or the rights, benefits or duties of the Holder of the Voting Interest are affected thereby, the consent of the Holder of the Voting Interest for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that, subject to the express rights of the Security Insurer under the Basic Documents, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Ownership Percentage required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders, the Noteholders or the Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Holder of the Voting Interest or Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2. NO LEGAL TITLE TO OWNER TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided Ownership Percentage therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their Ownership Percentage in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 11.3. LIMITATIONS ON RIGHTS OF OTHERS. Except for Section 2.7 and 8.2, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Security Insurer, the Depositor, the Certificateholders, the Holder of the Voting Interest, the Servicer and, to the extent expressly provided herein, the Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.4. NOTICES. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed first class mail or certified mail, in each case return receipt requested, and shall be deemed to have been duly given upon receipt, if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to TMS Auto Holdings, Inc., 1625 West North Market Blvd., Suite 210, Sacramento, California 95834, Attention: Executive Vice President; if to the Security Insurer, addressed to MBIA Insurance Corporation, 113 King Street, Armonk, NY 10504, Attention: Insured Portfolio Management - SF; if to the Holder of the Voting Interest, addressed to First Union Bank of Delaware, 230 South Tryon Street, 9th Floor, Charlotte, NC 28288, Attention Executive Officer or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.5. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.6. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.7. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, the Representative, the Holder of the GP Interest, the Holder of the Voting Interest, the Security Insurer, the Owner Trustee and its successors, each Certificateholder and its successors and permitted assigns and the Holder of the Voting Interest and be binding upon the parties hereto and their respective successors and permitted assigns. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which confer rights upon the Security Insurer shall be for the benefit of and run directly to the Security Insurer, and the Security Insurer shall be entitled to rely on and enforce such covenants, subject, however, to the limitations on such rights provided in this Agreement and the Basic Documents. The Security Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee.

     SECTION 11.8. [Reserved]

     SECTION 11.9. NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, the Holder of the Voting Interest and the Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against the Holder of the GP Interest or the Trust, or join in any institution against the Holder of the GP Interest or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the Basic Documents.

     SECTION 11.10. NO RECOURSE. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Servicer, the Holder of the GP Interest, the Holder of the Voting Interest, the Owner Trustee, the Trustee, the Security Insurer or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the Basic Documents.

     SECTION 11.11. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.13. [Reserved]

     SECTION 11.14. SERVICER. The Servicer is authorized to prepare, or cause to be prepared, execute and deliver on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Owner Trustee to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Servicer a limited power of attorney appointing the Servicer the Trust's agent and attorney-in-fact to prepare, or cause to be prepared, execute and deliver all such documents, reports, filings, instruments, certificates and opinions.

     SECTION 11.15. THIRD PARTY BENEFICIARY. The Security Insurer shall be a third party beneficiary hereof and, so long as no Insurer Default shall have occurred and be continuing shall be entitled to enforce the provisions hereof as if a party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.


                                           BANKERS TRUST (DELAWARE),
                                           Owner Trustee


                                           By: _____________________
                                               Name:
                                               Title:


                                           TMS AUTO HOLDINGS, INC.,
                                             Depositor


                                           By: _____________________
                                               Name:
                                               Title:

                                           FIRST UNION BANK OF DELAWARE


                                           By:_______________________
                                              Name:
                                              Title:

                                                                     EXHIBIT A
NUMBER
R-                                                               CUSIP NO.
-----------

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO (A) HAS FURNISHED TO THE OWNER TRUSTEE AND HOLDER OF THE GP INTEREST AN INVESTMENT LETTER IN THE FORM REQUIRED BY THE TRUST AGREEMENT TO THE EFFECT THAT SUCH PURCHASER IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT, OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE OWNER TRUSTEE OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

     THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                   THIS CERTIFICATE HAS NO PRINCIPAL BALANCE.
                     [THIS CERTIFICATE IS NON-TRANSFERABLE]

----------------
1 To be inserted on the Certificate to be held by the Holder of the GP Interest.

                        THE MONEY STORE AUTO TRUST 1997-3

                                   CERTIFICATE

evidencing an Ownership Percentage in certain distributions of the Trust, as defined below, the property of which includes a pool of non-prime motor vehicle retail installment sale contracts secured by new and used automobiles light trucks and vans financed thereby, and sold to the Trust by TMS Auto Holdings, Inc.

(THIS TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF TMS AUTO HOLDINGS, INC. OR ANY OF ITS AFFILIATES, EXCEPT TO THE EXTENT DESCRIBED BELOW.)

     THIS CERTIFIES THAT ___________________ is the registered owner of ___% in The Money Store Auto Trust 1997-3 (the "Trust") formed by TMS Auto Holdings, Inc., a Delaware corporation (the "Depositor").

     The Trust was created pursuant to a Trust Agreement dated as of August 31, 1997 (the "Trust Agreement"), between the Depositor and Bankers Trust (Delaware), not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Trust Certificates (herein called the "Trust Certificates"). Under the Indenture dated as of August 31, 1997, between the Trust and Chase Manhattan Bank as trustee and indenture collateral agent, the Trust issued three classes of Notes designated as "Class A-1 5.69% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 6.115% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 6.30% Asset Backed Notes" (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of non prime motor vehicle retail installment sale contracts secured by new and used automobiles light trucks and vans financed thereby, (the "Receivables"), all monies received on the Receivables on or after August 31, 1997, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement.

     Under the Trust Agreement, there will be distributed on the 20th day of each month or, if such 20th day is not a Business Day, the next Business Day (the "Distribution Date"), commencing in October 1997 to the Person in whose name this Trust Certificate is registered at the close of business on the last day of the calendar month immediately preceding the Distribution Date (the "Record Date") such Certificateholder's Percentage Interest in the amount to be distributed to Certificateholders on such Distribution Date.

     The holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

     It is the intent of the Depositor, Servicer, the Holder of the GP Interest and Certificateholders that, for purposes of Federal income taxes, the Trust will be disregarded as an entity apart from its owner if there is only one owner for Federal income tax purposes, or, if there is more than one owner for Federal income tax purposes, will be treated as a partnership and the Certificateholders (including the Holder of the GP Interest) will be treated as partners in the partnership. The Holder of the GP Interest and the other Certificateholders by acceptance of a Trust Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Trust and the Trust Certificates for such tax purposes as just described.

     Each Certificateholder, by its acceptance of a Trust Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust or the Depositor, or join in any institution against the Trust or the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Trust Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, City of New York.

     Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS TRUST CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Trust Certificate to be duly executed.

Date:

                               THE MONEY STORE AUTO TRUST 1997-3


                               By: BANKERS TRUST (DELAWARE),
                                   solely as Owner Trustee and not in its
                                   individual capacity


                               By: ________________________
                                   Authorized Signatory


                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Trust Certificates of The Money Store Auto Trust 1997-3 referred to in the within-mentioned Trust Agreement.


Date:

                                    BANKERS TRUST (DELAWARE),
                                    solely as Owner Trustee and not in its
                                    individual capacity


                                    By:___________________________
                                       Authorized Signatory

                         (Reverse of Trust Certificate)


     The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. The Trust Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the holders of the Notes and the Trust Certificates evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Trust Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates in authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Bankers Trust Company.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Owner Trust Estate. The Servicer may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable, subject to certain restrictions, only as of the last day of any Monthly Period as of which the Pool Balance is 5% or less of the Initial Pool Balance. In addition, if the Servicer does not exercise its option to purchase the Receivables within 90 days after the last day of the Monthly Period as of which such right can first be exercised, an auction sale shall be conducted (as described in the Sale and Servicing Agreement) and such auction shall effect early retirement of the Certificates.

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)



the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________ Attorney to transfer said Trust
Certificate on the books of the Trust Certificate Registrar, with full power of substitution in the premises.


Dated:

                              *
                              Signature Guaranteed:

                              *


--------------------------
*NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT B



                                    [FORM OF]
                             CERTIFICATE OF TRUST OF
                        THE MONEY STORE AUTO TRUST 1997-3


     THIS Certificate of Trust of The Money Store Auto Trust 1997-3 (the "Trust"), dated as of __________ __, 199__, is being duly executed and filed by __________________________, a ________________ and ________________________, an
individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, ss. 3801 ET SEQ.).

     1. NAME. The name of the business trust formed hereby is The Money Store Auto Trust 1997-3.

     2. This Certificate of Trust will be effective __, 199 .

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                            BANKERS TRUST (DELAWARE), not in its
                                            individual capacity but solely as
                                            owner trustee of the Trust.



                                            By:________________________________
                                               Name:
                                               Title:

                                                                    EXHIBIT C


                                INVESTMENT LETTER


The Money Store, Inc.
TMS Auto Holdings, Inc.
2840 Morris Avenue
Union, New Jersey  07083

Bankers Trust (Delaware)
Not in its individual capacity but
  solely as Owner Trustee
E.A. Delle Donne Corporate Center
Montgomery Building, 1011 Centre Road
Suite 200
Wilmington, Delaware 19805

         Re:  THE MONEY STORE AUTO TRUST 1997-3

Ladies and Gentlemen:

     In connection with its purchase of certain Trust Certificates (the "Certificates") of The Money Store Auto Trust 1997-3, the purchaser named below (the "Purchaser") or, if an investment adviser is executing this Investment Letter on the Purchaser's behalf, such investment adviser represents, warrants and certifies that:

          (i) it understands that the Certificates are not being and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), and are not being registered or qualified under any state securities or "blue sky" laws and are being sold to the Purchaser in a transaction that is exempt from the registration requirements of the 1933 Act. The Purchaser is an "accredited investor" as defined in Rule 501(a)(1)-(3) of the 1933 Act and a sophisticated institutional investor that is experienced in purchasing securities similar to the Certificates. The Purchaser is able to bear the economic risk of investment in the Certificates;

          (ii) any information it desired concerning the Certificates, the issuer thereof or any other matter it deemed relevant to its decision to purchase the Certificates has been made available to it. In this regard, it has carefully reviewed with its counsel and understands the terms of the Trust Agreement pursuant to which the Trust was formed and agrees to be bound by all the terms thereof, including those relating to restrictions on transfer;

          (iii) the Purchaser's purchase of the Certificates would not cause it to fail to comply fully with all applicable requirements of each regulatory body having supervisory or other authority over its operations or over its purchase of the Certificates. In reaching its decision to purchase the Certificates, it has conducted, with its experts and counsel, an independent analysis of the economic and regulatory effects of the transaction on the Purchaser based on the Purchaser's circumstances and has concluded that the purchase of the Certificates is appropriate for the Purchaser's circumstances;

          (iv) the Purchaser has independently confirmed the federal, state and local tax consequences of owning the Certificates;

          (v) the Purchaser is acquiring the Certificates for its own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Certificates in violation of the provisions of the 1933 Act;

          (vi) the Purchaser agrees the Certificates must be held indefinitely by it (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available and such transaction is exempt from all applicable state securities or "blue sky" laws;

          (vii) the Purchaser agrees that in the event that at some future time it wishes to dispose of or exchange the Certificates (such disposition or exchange not being currently foreseen or contemplated), it will not transfer or exchange the Certificates unless:

                    (A) (1) a letter to substantially the same effect as this
               letter is executed and delivered by the purchaser before the transfer or exchange is consummated, and (2) all offers or solicitations in connection with the sale, whether directly or through any agent acting on the Purchaser's behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                    (B) the Certificates are sold in any other transaction that does not require registration under the 1933 Act and a satisfactory opinion of counsel is furnished to the Owner Trustee such effect;

          (viii) the Purchaser is not, and is not purchasing for, or on behalf of, (1) an employee benefit plan, retirement arrangement, individual retirement account or Keogh Plan subject to either Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or (2) an entity (including an insurance company general account) whose underlying assets include plan assets by reason of any such plan's arrangements or account's investment in any such entity.

          (ix) the Purchaser understands that the Certificates bear, and will continue to bear, a legend to substantially the following effect:

          (x)    the Purchaser is a United States Person within the meaning of
                 Section 7701(a)(30) of the Internal Revenue code of 1986, as amended

THIS TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE HOLDER HEREOF, BY PURCHASING THIS TRUST CERTIFICATE, AGREES THAT THIS TRUST CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1)-(3) UNDER THE ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT.

THIS TRUST CERTIFICATE MAY NOT BE TRANSFERRED DIRECTLY OR INDIRECTLY TO (1) EMPLOYEE BENEFIT PLANS, RETIREMENT ARRANGEMENTS, INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS SUBJECT TO EITHER TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR (2) ENTITIES (INCLUDING INSURANCE COMPANY GENERAL ACCOUNTS) WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF ANY SUCH PLAN'S ARRANGEMENTS OR ACCOUNT'S INVESTMENT IN SUCH ENTITIES. FURTHER, THIS TRUST CERTIFICATE MAY BE TRANSFERRED ONLY TO A UNITED STATES PERSON WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

     "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which it has reasonable grounds to believe and does believe can make representations with respect to itself to substantially the same effect as the representations set forth herein.

     Terms not otherwise defined shall have the meanings assigned to them in the Trust Agreement.


                                                   Very truly yours,

                                                   ---------------------------

                                                   By: ________________________
                                                         (Authorized Officer)